Exhibit 21-A

Name of Subsidiary	State or Country of Incorporation
NORTH AMERICAN REGION
TD Facilities, Ltd. (Partnership)	Texas
TD Fulfillment Services, LLC	Florida
Tech Data Corporation (“TDC”)	Florida
Tech Data Canada Corporation	Canada – Nova Scotia
Tech Data Education, Inc.	Florida
Tech Data Finance Partner, Inc.	Florida
Tech Data Finance SPV, Inc.	Delaware
Tech Data Florida Holding, LLC	Florida
Tech Data Florida Services, Inc.	Florida
Tech Data Latin America, Inc.	Florida
Tech Data Product Management, Inc.	Florida
Tech Data Resources, LLC	Delaware
Tech Data Tennessee, Inc.	Florida

LATIN AMERICAN / CARIBBEAN REGION
TD Brasil, Ltda.	Brazil
Tech Data Chile S.A.	Chile
Tech Data Global Finance LP	Cayman Islands
Tech Data Peru S.A.C.	Peru
Tech Data Uruguay S.A.	Uruguay

EUROPE / MIDDLE EAST REGION
Airwave Enterprise BV	Netherlands (dormant)
Akam Electronics BV	Netherlands
Akam Electronics NV	Belgium
Akam Telecom BV	Netherlands (non-trading)
Azlan European Finance Limited	UK
Azlan Finland Oy	Finland
Azlan GmbH	Austria
Azlan GmbH	Germany
Azlan Group Limited	UK
Azlan GmbH	Switzerland
Azlan Holdings BV	Netherlands
Azlan Iberia LDA	Portugal
Azlan Iberia SLU	Spain
Azlan Limited	UK
Azlan Logistics Limited	UK
Azlan Management BV	Netherlands
Azlan Network Distribution BV	Netherlands
Azlan Network Services BV	Netherlands
Azlan Network Training BV	Netherlands
Azlan Norge A/S	Norway
Azlan NV	Belgium
Azlan Overseas Holdings Ltd	UK
Azlan SAS	France
Azlan Scandinavia AB	Sweden
Azlan Scandinavia ApS	Denmark
Azlan s.r.l.	Italy
Azlan s.r.o.	Czech Republic

Name of Subsidiary	State or Country of Incorporation
Azlan VAD s.r.o.	Czech Republic
Computer 2000 S.L.	Spain (Dormant)
Computer 2000 Distribution Ltd.	England, UK
Computer 2000 Immobilien-und-Beteiligungsverwaltungs Gesellschaft m.b.H.	Austria
Computer 2000 Portuguesa Lda.	Portugal
Computer 2000 Publishing AB	Sweden (dormant)
Datatechnology Datech Ltd.	England (dormant)
Datech 2000 Ltd.	England (non-trading)
Datech De Servicios Tecnologicos S.L.	Spain
ENS Datensysteme GmbH	Germany
ENS Datensysteme Vertrieb GmbH	Germany
Expander Express AB	Sweden (dormant)
Expander Informatic AB	Sweden (dormant)
Expander Technical AB	Sweden (dormant)
Flexcom-Azlan NV	Belgium
Frontline Distribution Ltd.	England (non-trading)
Frontline Distribution Ltd.	Ireland (dormant)
Globelle Netherland Holding B.V.	Netherlands
Goldring Supplies B.V.	Netherlands
Horizon Technical Services (Italy) Srl	Italy
Horizon Technical Services (UK) Limited	UK
Horizon Technical Services AB	Sweden
Horizon Technical Services A/S	Denmark
Managed Training Services Limited	UK
Maneboard Ltd	UK
Micrograf S.A.	Portugal
Nest2 srl	Italy
Quadrangle Technical Services Ltd	UK
Ronin Holdings BV	Netherlands
Ronin Nederland BV	Netherlands (dormant)
Soft Europe S.A.	France
SoftInvest SAS	France
TD Finance UK Limited Partnership	England
TD Tech Data AB	Sweden
TD United Kingdom Acquisition Limited	UK
Tech Data (Netherlands) B.V.	Netherlands
Tech Data (Schweiz) GmbH	Switzerland
Tech Data (T.D.) Israel, Ltd.	Israel
Tech Data Canarias, S.C.	Gran Canaria
Tech Data Denmark ApS	Denmark
Tech Data Deutschland GmbH	Germany
Tech Data Distribution s.r.o.	Czech Republic
Tech Data Espana S.L.U.	Spain
Tech Data Europe GmbH	Germany
Tech Data European Distribution N.V.	Belgium
Tech Data European Management GmbH	Germany
Tech Data Finland OY	Finland
Tech Data France Holding SAS	France
Tech Data France SAS	France

Name of Subsidiary	State or Country of Incorporation
Tech Data FZ-LLC	United Arab Emirates, Dubai, Internet City Free Zone
Tech Data GmbH & Co OHG	Germany
Tech Data Information Technology GmbH	Germany
Tech Data Distribucion De Productos Informaticos S.L.	Spain (dormant)
Tech Data International Sárl	Switzerland
Tech Data Italia s.r.l.	Italy
Tech Data Lateinamerika Holding GmbH	Germany
Tech Data LLC	United Arab Emirates, Dubai
Tech Data Ltd	England (non-trading)
Tech Data Luxembourg Sárl	Luxembourg
Tech Data Marne SNC	France
Tech Data Midrange GmbH	Germany
Tech Data Nederland B.V.	Netherlands
Tech Data Norway AS	Norway (dormant)
Tech Data N.V.	Belgium
Tech Data Österreich GmbH	Austria
Tech Data Polska Sp.z.o.o.	Poland
Tech Data Strategy GmbH	Germany